Press Release
TechnipFMC Announces First Quarter 2018 Results

•	Net income of $95.1 million and adjusted EBITDA of $386.6 million

•	Inbound orders of $3.5 billion; orders exceeded revenues in all segments

•	Integrated model leadership; three iEPCI™ projects awarded

•	Strategic technology investments drive differentiation

•	Onshore/Offshore guidance for 2018 increased

LONDON, PARIS, HOUSTON, May 9, 2018 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported first quarter 2018 results.
Total Company net income was $95.1 million, or $0.20 per diluted share. These results included after-tax charges and credits of $36.4 million, or $0.08 per diluted share as detailed in the financial schedules. Adjusted diluted earnings per share were $0.28.
Total Company revenue of $3,125.2 million declined 7.8 percent from the prior-year quarter. Adjusted EBITDA, which excludes charges and credits, was $386.6 million, a decrease of 8 percent from the prior year; adjusted EBITDA margin was unchanged from the prior-year results at 12.4 percent.
Summary Financial Statements
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

(In millions, except per share amounts)	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017	Change
Revenue	$3,125.2	$3,388.0	(7.8)%
Net income (loss)	$95.1	($18.7)	n/m
Diluted EPS (loss)	$0.20	($0.04)	n/m

Adjusted EBITDA	$386.6	$420.4	(8.0)%
Adjusted EBITDA margin	12.4%	12.4%	n/c
Net income, excluding charges and credits	$131.5	$121.3	8.4%
Diluted EPS, excluding charges and credits	$0.28	$0.26	7.7%

Inbound orders	$3,487.0	$1,589.5	119.4%
Backlog	$14,012.0	$16,056.2	(12.7)%

Doug Pferdehirt, CEO of TechnipFMC, stated, “Our solid first quarter results reflect continued strength in operational execution as well as the benefits of merger synergies. Despite lower revenue, total Company adjusted EBITDA margin was unchanged year-over-year. Market conditions for key businesses also continue to improve.”
“Total inbound orders for the quarter were $3.5 billion, including $1.2 billion for Subsea. Subsea orders have now exceeded revenues in three of the last four quarters. Market penetration of our integrated business model continues to gain momentum as evidenced by the award of three integrated (iEPCI™) projects in the quarter. One of these awards - for Energean’s Karish and Tanin development - is our largest and most comprehensive integrated award to date. The project fully integrates the entire subsea scope with that of the host production facility, leveraging the unique capabilities we have across our portfolio.”
“Inbound orders for Onshore/Offshore were very strong in the quarter. Orders of $1.8 billion reflect both end-market and geographic diversity. New awards were secured across multiple downstream markets, from gas processing to petrochemicals and refining, as well as offshore-related work, including the floating production, storage, and offloading (FPSO) unit of the Karish iEPCI™ award.”
Pferdehirt continued, “We also see good growth opportunities through investments that expand our portfolio of differentiated services and technologies. During the quarter, we further strengthened our subsea services growth platform through the formation of TechnipFMC Island Offshore Subsea (TIOS) - a new company focused on vessel-based well intervention services. In addition, we introduced our next generation Control and Automation System to the Subsea 2.0 product platform. We also announced a strategic collaboration with Magma Global to further develop composite technologies and accelerate delivery of Hybrid Flexible Pipe. This new product will complete our Subsea 2.0 offering, providing a flexible pipe solution with reduced weight, lower cost, and higher corrosion tolerance.”
“Looking forward, FEED activity was also robust in the period and points to an inflection in the downstream market. In particular, increased front-end and commercial activity in the LNG market is providing greater visibility into new project sanctioning. This market dynamic is very compelling for TechnipFMC given our leadership positions in both onshore and offshore liquefaction.”
“Market adoption of the integrated model continues to improve, and we remain confident that iEPCI™ will represent as much as 25 percent of our Subsea inbound orders in the current year. We have experienced strong customer interest in our Subsea 2.0 platform, with these new technologies being incorporated in more than half of all FEED studies awarded since the start of the year. We remain confident Subsea orders will grow in 2018.”
Pferdehirt concluded, “The success of all these initiatives and the continued improvements in the major markets we serve give us further confidence that we will deliver on our financial objectives for the current year.”

Operational and Financial Highlights - First Quarter 2018

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions)	March 31, 2018	March 31, 2017	Change
Revenue	$1,180.2	$1,376.7	(14.3)%
Operating profit	$54.4	$54.2	0.4%
Adjusted EBITDA	$172.0	$238.6	(27.9)%
Adjusted EBITDA margin	14.6%	17.3%	(276) bps

Inbound orders	$1,227.8	$666.0	84.4%
Backlog	$6,110.9	$6,558.2	(6.8)%

Subsea reported first quarter revenue of $1,180.2 million. Revenue was down 14.3 percent from the prior year as projects in Africa progressed towards completion, partially offset by higher activity in Europe. Subsea revenue continues to be negatively impacted by prior-period declines in inbound orders related to the market downturn.
Subsea reported operating profit of $54.4 million. Despite the revenue decline, operating profit was unchanged from the prior year due in part to a reduction in merger-related charges and the benefit of synergies.
Adjusted EBITDA was $172 million with a margin of 14.6 percent. Adjusted EBITDA and adjusted EBITDA margin decreased 27.9 percent and 276 basis points from the prior-year results, respectively. These results were negatively impacted by the revenue decline and lower vessel utilization, partially offset by merger synergies.
Vessel utilization rate for the first quarter was 60 percent, down from 65 percent in the fourth quarter and from 68 percent in the prior-year quarter.

First Quarter Subsea Highlights

•	Total Kaombo
Completion of the spool campaign utilizing the Skandi Africa and North Sea Atlantic vessels.

•	Shell Kaikias iEPCI™
Compact PLEM successfully installed by the Deep Blue vessel.

•	Statoil Peregrino
Engineering deliverables progressing as per original plan.

Subsea inbound orders for the quarter were $1,227.8 million. The following awards were announced in the period:

•	Energean Karish iEPCI™ Project offshore Israel
Award for integrated engineering, procurement, construction, and installation (iEPCI™) of the Karish field which combines a fully integrated field development encompassing the entire subsea and FPSO scopes.
Note: Project inbound order was assigned to Subsea and Onshore/Offshore segments.

•	LLOG Who Dat iEPCI™ Project in the Gulf of Mexico
Award for the iEPCI™ of the Who Dat field which covers the delivery and installation of a Multiphase Pumping System, including a manifold, umbilical termination assembly, power umbilical, jumper and topside control equipment.

•	Sabah Shell Petroleum Gumusut-Kakap iEPCI™ Project offshore Malaysia
Award for the iEPCI™ which covers the delivery and installation of subsea equipment including umbilicals, flowlines and the subsea production system.

Estimated Backlog Scheduling as of March 31, 2018	Subsea
(In millions)
2018 (9 months)	$2,868.8
2019	$1,665.5
2020 and beyond	$1,576.6
Total	$6,110.9

*	Backlog does not capture all revenue potential for subsea services.

Onshore/Offshore

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions)	March 31, 2018	March 31, 2017	Change
Revenue	$1,573.4	$1,764.0	(10.8)%
Operating profit	$202.9	$142.8	42.1%
Adjusted EBITDA	$215.0	$152.2	41.3%
Adjusted EBITDA margin	13.7%	8.6%	504 bps

Inbound orders	$1,849.6	$682.0	171.2%
Backlog	$7,491.6	$9,066.0	(17.4)%
Onshore/Offshore reported first quarter revenue of $1,573.4 million. Revenue declined 10.8 percent from the prior-year quarter. Revenue was lower as we moved closer to completion on major projects, including Yamal LNG. This was partially offset by increased project activity in both the Europe, Middle East, India and Africa (EMIA) and Asia Pacific regions.
Onshore/Offshore reported operating profit of $202.9 million; adjusted EBITDA was $215 million with a margin of 13.7 percent. Operating profit improved significantly versus the prior-year quarter due to increased activity beyond Yamal and strong project execution across many portfolio projects. These same factors drove the significant year-over-year improvement in adjusted EBITDA; adjusted EBITDA margin increased 504 basis points from the prior-year results.

First Quarter Onshore/Offshore Highlights

•	Yamal LNG
Construction and commissioning of Trains 2 and 3 progressing well; Train 2 on track for start-up before year-end.

•	Statoil Martin Linge
Arrival of all modules in Norway; offshore campaign to start in second half of 2018.

•	ENI Coral FLNG
First steel cut for the turret in Singapore; procurement of main equipment progressing well.

Onshore/Offshore inbound orders for the quarter were $1,849.6 million. The following award was announced in the period:

•	Energean Karish iEPCI™ Project offshore Israel
Award for the iEPCI™ of the Karish field which combines a fully integrated field development encompassing the entire subsea and FPSO scopes.
Note: Project inbound order was assigned to Subsea and Onshore/Offshore segments.

Estimated Backlog Scheduling as of March 31, 2018	Onshore/Offshore
(In millions)
2018 (9 months)	$3,918.2
2019	$2,501.1
2020 and beyond	$1,072.3
Total	$7,491.6

Surface Technologies

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

	Three Months Ended	Three Months Ended
(In millions)	March 31, 2018	March 31, 2017	Change
Revenue	$371.6	$248.4	49.6%
Operating profit (loss)	$30.6	($18.6)	n/m
Adjusted EBITDA	$50.3	$36.0	39.7%
Adjusted EBITDA margin	13.5%	14.5%	(96) bps

Inbound orders	$409.6	$241.5	69.6%
Backlog	$409.5	$432.0	(5.2)%
Surface Technologies reported first quarter revenue of $371.6 million. Revenue increased 49.6 percent from the prior-year quarter, driven primarily by increased activity in the North American market. Revenue growth reflected the strong increase in demand for hydraulic fracturing, wellhead, and flow metering equipment. International revenues also increased versus the prior-year quarter, although at a more moderate pace.
Surface Technologies reported operating profit of $30.6 million. Operating profit improved significantly year-over-year, driven by higher global activity levels as well as improved pricing in North America; international pricing continues to negatively impact results. Adjusted EBITDA was impacted by these same factors, driving a 39.7 percent improvement to $50.3 million.
Operating margin declined versus the prior-year quarter in part due to lower-priced backlog and project award deferrals in international markets. Activity growth in North America was also negatively impacted by weather and other transitory issues. Results were further impacted by the costs associated with the reactivation of frac assets. These same factors led to a 96 basis point decline in adjusted EBITDA margin to 13.5 percent.
We continue to expect North American activity to improve over the remainder of the year. Additionally, we are experiencing increased demand for our integrated pad offering in the North American shale market. Targeted business investment should also benefit near-term results.
Inbound orders for the quarter of $409.6 million improved 4 percent sequentially and by 69.6 percent over the prior year. Backlog was $409.5 million. Given the short-cycle nature of the business, most orders are quickly converted into sales revenue; longer contracts are typically converted within twelve months.

Corporate Items
Corporate expense in the first quarter was $59.8 million. Excluding charges and credits of $8 million associated with the merger as well as restructuring and other severance charges, corporate expense was $51.8 million. Also included in corporate expense was $19 million of foreign exchange losses.
Net interest expense was $87.4 million in the quarter, which included an increase in the liability payable to joint venture partners of $71.2 million.

The Company recorded a tax provision during the first quarter of $49.3 million. The quarterly rate reflects a discrete withholding tax and an increase in valuation allowances in certain jurisdictions for which no future profitability is expected. Excluding the impact of these discrete items, the effective tax rate in the quarter was 26.9 percent.
Total depreciation and amortization for the first quarter was $131.8 million, including depreciation and amortization related to purchase price accounting for the merger of $21.7 million.
Capital expenditures were $53.2 million during the first quarter.
The Company repurchased 3 million shares during the quarter for total consideration of $92.6 million. Since inception of the repurchase program in 2017, the Company has repurchased 5.1 million shares for total consideration of $151.1 million. The Company remains committed to repurchasing the full authorization of up to $500 million in ordinary shares no later than the end of 2018.

Other Accounting Items
On January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts that were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior-period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.
Revenue from prior periods totaling $114.8 million will now be recognized in future periods. Since there is no change in the timing of project costs and expenses, most of this revenue will be realized as pre-tax income. The majority of this income statement effect will occur in our Onshore/Offshore segment over the course of 2018.
Additionally, a net favorable adjustment of approximately $712.1 million was made to project backlog. Under the new guidelines, certain reimbursable scope work is now included in backlog when the probability of revenue is largely secured. The majority of this adjustment impacted our Onshore/Offshore segment.

Guidance
The Company’s full-year guidance for 2018 is provided below. The following update is reflected in the outlook:

•	Onshore/Offshore EBITDA margin[1] of at least 11.5% (excluding charges and credits); EBITDA margin[1] guidance has been increased from the previous guidance of at least 10.5%.

2018 Guidance Updated May 9, 2018

Subsea	Onshore/Offshore	Surface Technologies
Revenue in a range of $5.0 - 5.3 billion	Revenue in a range of $5.3 - 5.7 billion	Revenue in a range of $1.5 - 1.6 billion

EBITDA margin[1] at least 14% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[1] at least 11.5%* (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[1] at least 17.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)

TechnipFMC
Corporate expense, net[1] $40 - 45 million per quarter (excluding the impact of foreign currency fluctuations)

Net interest expense[1] approximately $20 - 22 million per quarter (excluding the impact of revaluation of partners’ redeemable financial liability)

Tax rate[1] 28 - 32% for the full year (excluding the impact of discrete items)

Capital expenditures approximately $300 million for the full year

Merger integration and restructuring costs approximately $100 million for the full year

Cost synergies $450 million annual savings ($200 million exit run-rate 12/31/17, $400 million exit run-rate 12/31/18, $450 million exit run-rate 12/31/19)
1 Our guidance measures adjusted EBITDA margin, corporate expense,net excluding the impact of foreign currency fluctuations, net interest expense excluding the impact of revaluation of partners’ redeemable financial liability, and tax rate excluding the impact of discrete items are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

Teleconference
The Company will host a teleconference on Thursday, May 10, 2018 to discuss the first quarter 2018 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.technipfmc.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

###
About TechnipFMC
TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 37,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
To learn more about us and how we are enhancing the performance of the world’s energy industry, go to TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•
the remedial measures to address our material weaknesses could be insufficient or additional issues relating to disclosure controls and procedures or internal control over financial reporting could be identified;

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or asset construction projects that may affect revenues;

•	our ability to timely deliver our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	our ability to hire and retain key personnel;

•	piracy risks for our maritime employees and assets;

•	the potential impacts of seasonal and weather conditions;

•	the cumulative loss of major contracts or alliances;

•	U.S. and international laws and regulations, including environmental laws and regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•	results of the United Kingdom’s referendum on withdrawal from the European Union;

•	risks associated with being an English public limited company, including the need for court approval of “distributable profits” and stockholder approval of certain capital structure decisions;

•	our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•
risks that the legacy businesses of FMC Technologies, Inc. and Technip S.A. will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	unanticipated merger-related costs;

•	failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks;

•	risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which they are subject; and

•
such other risk factors set forth in our filings with the United States Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations	Media relations
Matt Seinsheimer Vice President Investor Relations Tel: +1 281 260 3665 Email: Matt Seinsheimer Phillip Lindsay Director Investor Relations (Europe) Tel: +44 (0) 20 3429 3929 Email: Phillip Lindsay	Christophe Belorgeot Vice President Corporate Communications Tel: +33 1 47 78 39 92 Email: Christophe Belorgeot Delphine Nayral Senior Manager Public Relations Tel: +33 1 47 78 34 83 Email: Delphine Nayral

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
GAAP FINANCIAL STATEMENTS

The U.S. GAAP financial statements for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

Therefore, the results for the three months ended March 31, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to March 31, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent was reported in Subsea and the remainder in Surface Technologies.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017

Revenue	$3,125.2	$3,388.0
Costs and expenses	2,885.9	3,342.2
	239.3	45.8

Other (expense) income, net	(11.2)	72.9

Income before net interest expense and income taxes	228.1	118.7
Net interest expense	(87.4)	(82.1)

Income before income taxes	140.7	36.6
Provision for income taxes	49.3	51.8

Net income (loss)	91.4	(15.2)
Net loss (income) attributable to noncontrolling interests	3.7	(3.5)

Net income (loss) attributable to TechnipFMC plc	$95.1	$(18.7)

Earnings per share attributable to TechnipFMC plc:
Basic	$0.20	$(0.04)
Diluted	$0.20	$(0.04)

Weighted average shares outstanding:
Basic	464.3	466.6
Diluted	465.7	466.6

Cash dividends declared per share	$0.13	$—

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Revenue

Subsea	$1,180.2	$1,376.7
Onshore/Offshore	1,573.4	1,764.0
Surface Technologies	371.6	248.4
Other revenue	—	(1.1)
	$3,125.2	$3,388.0

Income before income taxes

Segment operating profit (loss)
Subsea	$54.4	$54.2
Onshore/Offshore	202.9	142.8
Surface Technologies	30.6	(18.6)
Total segment operating profit	287.9	178.4

Corporate items
Corporate expense, net (1)	(59.8)	(59.7)
Net interest expense	(87.4)	(82.1)
Total corporate items	(147.2)	(141.8)

Net Income before income taxes (2)	$140.7	$36.6

(1)
Corporate expense, net primarily includes corporate staff expenses, stock-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, and merger-related transaction expenses.

(2)	Includes amounts attributable to noncontrolling interests.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended
Inbound Orders (1)	March 31,
	2018	2017

Subsea	$1,227.8	$666.0
Onshore/Offshore	1,849.6	682.0
Surface Technologies	409.6	241.5
Total inbound orders	$3,487.0	$1,589.5

	Three Months Ended
Order Backlog (2)	March 31,
	2018	2017

Subsea	$6,110.9	$6,558.2
Onshore/Offshore	7,491.6	9,066.0
Surface Technologies	409.5	432.0
Total order backlog	$14,012.0	$16,056.2

(1)	Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.

(2)	Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31, 2018	December 31, 2017

Cash and cash equivalents	$6,220.6	$6,737.4
Trade receivables, net	2,444.0	1,484.4
Contract assets	1,470.1	1,755.5
Inventories, net	1,036.8	987.0
Other current assets	2,002.0	2,012.8
Total current assets	13,173.5	12,977.1

Property, plant and equipment, net	3,900.3	3,871.5
Goodwill	9,012.2	8,929.8
Intangible assets, net	1,301.6	1,333.8
Other assets	1,140.2	1,151.5
Total assets	$28,527.8	$28,263.7

Short-term debt and current portion of long-term debt	$87.2	$77.1
Accounts payable, trade	3,729.2	3,958.7
Contract liabilities	3,914.2	3,314.2
Other current liabilities	2,540.1	2,479.4
Total current liabilities	10,270.7	9,829.4

Long-term debt, less current portion	3,735.8	3,777.9
Other liabilities	1,239.5	1,247.0
TechnipFMC plc stockholders’ equity	13,265.1	13,387.9
Noncontrolling interests	16.7	21.5
Total liabilities and equity	$28,527.8	$28,263.7

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Cash provided (required) by operating activities
Net income	$91.4	$(15.2)
Depreciation and amortization	131.8	151.2
Trade receivables, net and contract assets	(522.7)	267.7
Inventories, net	(59.7)	126.6
Accounts payable, trade	(332.2)	(168.8)
Contract liabilities	462.0	43.3
Other	27.8	(253.8)
Net cash provided by operating activities	(201.6)	151.0

Cash provided (required) by investing activities
Capital expenditures	(53.2)	(51.2)
Cash acquired in merger of FMC Technologies, Inc. and Technip S.A.	—	1,479.2
Other	(60.4)	14.9
Net cash provided (required) by investing activities	(113.6)	1,442.9

Cash provided (required) by financing activities
Net increase (decrease) in debt	(120.0)	(820.1)
Other	(91.2)	(45.4)
Net cash provided (required) by financing activities	(211.2)	(865.5)

Effect of changes in foreign exchange rates on cash and cash equivalents	9.6	44.0

Increase (decrease) in cash and cash equivalents	(516.8)	772.4

Cash and cash equivalents, beginning of period	6,737.4	6,269.3

Cash and cash equivalents, end of period	$6,220.6	$7,041.7

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

The Reconciliation of U.S. GAAP to non-GAAP financial measures for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

The Non-GAAP results for the three months ended March 31, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to March 31, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent was reported in Subsea and the remainder in Surface Technologies.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the first quarter 2018 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2017 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	March 31, 2018
	Net income (loss) attributable to TechnipFMC plc	Net loss (income) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$95.1	$3.7	$49.3	$(87.4)	$228.1	$131.8	$359.9

Charges and (credits):
Impairment and other charges	2.2	—	0.8	—	3.0	—	3.0
Restructuring and other severance charges	6.2	—	2.3	—	8.5	—	8.5
Business combination transaction and integration costs	4.1	—	1.5	—	5.6	—	5.6
Purchase price accounting adjustment	23.9	—	7.4	—	31.3	(21.7)	9.6
Adjusted financial measures	$131.5	$3.7	$61.3	$(87.4)	$276.5	$110.1	$386.6

	Three Months Ended
	March 31, 2017
	Net income (loss) attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(18.7)	$(3.5)	$51.8	$(82.1)	$118.7	$151.2	$269.9

Charges and (credits):
Impairment and other charges	—	—	0.4	—	0.4	—	0.4
Restructuring and other severance charges	6.8	—	2.5	—	9.3	—	9.3
Business combination transaction and integration costs	38.7	—	15.9	—	54.6	—	54.6
Purchase price accounting adjustments	94.5	—	34.9	0.3	129.1	(42.9)	86.2
Adjusted financial measures	$121.3	$(3.5)	$105.5	$(81.8)	$312.1	$108.3	$420.4

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
(after-tax)
Net income (loss) attributable to TechnipFMC plc, as reported	$95	$(19)

Charges and (credits):
Impairment and other charges (1)	2	—
Restructuring and other severance charges (2)	6	7
Business combination transaction and integration costs (3)	4	39
Purchase price accounting adjustments (4)	24	95
Total	36	141

Adjusted net income attributable to TechnipFMC plc	$131	$122

Earnings (loss) per diluted EPS attributable to TechnipFMC plc, as reported	$0.20	$(0.04)

Adjusted diluted EPS attributable to TechnipFMC plc	$0.28	$0.26

(1)	Tax effect of $1 million and nil during the three months ended March 31, 2018 and 2017, respectively.

(2)	Tax effect of $2 million and $3 million during the three months ended March 31, 2018 and 2017, respectively.

(3)	Tax effect of $2 million and $16 million during the three months ended March 31, 2018 and 2017, respectively.

(4)	Tax effect of $7 million and $35 million during the three months ended March 31, 2018 and 2017, respectively.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2018
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,180.2	$1,573.4	$371.6	$—	$3,125.2

Operating profit, as reported (pre-tax)	$54.4	$202.9	$30.6	$(59.8)	$228.1

Charges and (credits):
Impairment and other charges	0.4	2.6	—	—	3.0
Restructuring and other severance charges	2.7	0.9	2.4	2.5	8.5
Business combination transaction and integration costs	—	—	—	5.6	5.6
Purchase price accounting adjustments - non-amortization related	6.0	—	3.6	—	9.6
Purchase price accounting adjustments - amortization related	21.9	—	(0.1)	(0.1)	21.7
Subtotal	31.0	3.5	5.9	8.0	48.4

Adjusted Operating profit	85.4	206.4	36.5	(51.8)	276.5

Adjusted Depreciation and amortization	86.6	8.6	13.8	1.1	110.1

Adjusted EBITDA	$172.0	$215.0	$50.3	$(50.7)	$386.6

Operating profit margin, as reported	4.6%	12.9%	8.2%		7.3%

Adjusted Operating profit margin	7.2%	13.1%	9.8%		8.8%

Adjusted EBITDA margin	14.6%	13.7%	13.5%		12.4%

	Three Months Ended
	March 31, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,376.7	$1,764.0	$248.4	$(1.1)	$3,388.0

Operating profit (pre-tax)	$54.2	$142.8	$(18.6)	$(59.7)	$118.7

Charges and (credits):
Impairment and other charges	0.2	—	0.2	—	0.4
Restructuring and other severance charges	6.5	(0.3)	1.2	1.9	9.3
Business combination transaction and integration costs	1.5	—	0.8	52.3	54.6
Purchase price accounting adjustments - non-amortization related	55.0	—	34.2	(3.0)	86.2
Purchase price accounting adjustments - amortization related	34.0	—	9.0	(0.1)	42.9
Subtotal	97.2	(0.3)	45.4	51.1	193.4

Adjusted Operating profit	151.4	142.5	26.8	(8.6)	312.1

Adjusted Depreciation and amortization	87.2	9.7	9.2	2.2	108.3

Adjusted EBITDA	$238.6	$152.2	$36.0	$(6.4)	$420.4

Operating profit margin, as reported	3.9%	8.1%	-7.5%		3.5%

Adjusted Operating profit margin	11.0%	8.1%	10.8%		9.2%

Adjusted EBITDA margin	17.3%	8.6%	14.5%		12.4%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	March 31, 2018	December 31, 2017

Cash and cash equivalents	$6,220.6	$6,737.4
Short-term debt and current portion of long-term debt	(87.2)	(77.1)
Long-term debt, less current portion	(3,735.8)	(3,777.9)
Net cash	$2,397.6	$2,882.4

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate TechnipFMC's capital structure and financial leverage. Management believes net cash (debt) is a meaningful financial measure that may also assist investors in understanding TechnipFMC's financial condition and underlying trends in its capital structure.